EXHIBIT 16.1

April 3, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: FILE NO.:	Energy Focus, Inc. 0-24230

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Energy Focus, Inc. dated April 3, 2009 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP